Exhibit 99

UNION PACIFIC REPORTS SECOND QUARTER EARNINGS

FOR IMMEDIATE RELEASE:

Omaha, NE, July 22, 2004 – Union Pacific Corporation (NYSE: UNP) today reported second quarter 2004 income from continuing operations of $158 million, or $.60 per diluted share. This compares to income from continuing operations of $275 million, or $1.05 per diluted share reported in the second quarter of 2003. Operating income during the second quarter of 2004 was $359 million, compared to $583 million in the second quarter of 2003.

“Our quarterly operating revenues topped the $3 billion mark for the first time ever in the history of the Railroad,” said Dick Davidson, chairman and chief executive officer. “In fact, this is the fourth consecutive quarter of record volumes. Despite these records, revenues could have been even stronger given this unprecedented level of demand. Although our service metrics have stabilized, we have not yet seen the operating improvement necessary to reduce costs or drive stronger revenue growth. In addition, record high fuel prices inflated costs. Because of these factors, we were unable to convert our record revenue to the bottom line.”

Second Quarter Overview

•	Quarterly Operating Revenue topped $3 billion for the first time ever in the Railroad’s history

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•	Best quarter ever for Total Carloads and Average Revenue per Car

•	Operating Margin decreased to 11.9 percent in the second quarter of 2004 from 20.1 percent in the second quarter of 2003

Second Quarter Railroad Commodity Revenue Summary versus 2003

-	Chemicals up 9 percent

-	Industrial Products up 8 percent

-	Agricultural up 7 percent

-	Intermodal up 6 percent

-	Automotive up 2 percent

-	Energy down 1 percent

Looking Forward

“We know we aren’t living up to the potential of this great company, but we remain absolutely focused on resolving the operational issues that have temporarily limited profitability,” Davidson said. “By year end, we will have graduated 5,000 trainmen, acquired nearly 750 locomotives on short- and long-term leases and taken steps to manage our business volumes. We believe these efforts will eventually allow us to catch up with the strong demand, improve network fluidity and operate more efficiently so that we can translate this demand into bottom-line results.”

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in

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critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at (402) 271-4227. Our media contact is Kathryn Blackwell at (402) 271-3753.

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This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding: expectations as to operational or service improvements; statements concerning expectations of the effectiveness of steps taken or to be taken to improve operations or service, including the hiring and training of train crews, acquisition of additional locomotives, infrastructure improvements and management of customer traffic on the system to meet demand; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; proposed new products and services; estimates of costs relating to environmental remediation and restoration; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements or information concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results and future economic performance, statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved, including expectations of operational and service improvements. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives, including gaining new customers and retaining existing ones, along with containment of costs; whether the Corporation and its subsidiaries are successful in improving network operations and service by hiring and training train crews, acquiring additional locomotives, improving infrastructure and managing customer traffic on the system to meet demand; material adverse changes in economic and industry conditions, both within the United States and globally; the effects of adverse general economic

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conditions affecting customer demand and the industries and geographic areas that produce and consume commodities carried by us; industry competition, conditions, performance and consolidation; general legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail industry; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; natural events such as severe weather, fire, floods and earthquakes or other disruptions of our operating systems, structures and equipment; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; war or risk of war; changes in fuel prices; changes in labor costs and labor difficulties, including stoppages affecting either our operations or our customers’ abilities to deliver goods to us for shipment; and the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

Periods Ended June 30

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	Second Quarter			Year-to-Date
	2004	2003	Pct Chg	2004	2003	Pct Chg
Operating Revenues	$3,029	$2,894	5	$5,922	$5,630	5

Operating Expenses
Salaries and Benefits	1,048	952	10	2,059	1,916	7
Equipment and Other Rents	362	298	21	689	608	13
Depreciation	277	253	9	551	528	4
Fuel and Utilities	435	323	35	824	675	22
Materials and Supplies	114	99	15	237	202	17
Purchased Services and Other	434	386	12	889	749	19

Total Operating Expenses	2,670	2,311	16	5,249	4,678	12

Operating Income	359	583	(38)	673	952	(29)

Other Income - Net	8	4	F	36	17	F
Interest Expense	(130)	(149)	(13)	(265)	(300)	(12)

Income Before Income Taxes	237	438	(46)	444	669	(34)
Income Tax Expense	(79)	(163)	(52)	(121)	(246)	(51)

Income from Continuing Operations	158	275	(43)	323	423	(24)
Income from Discontinued Operations	—	13	U	—	20	U
Cumulative Effect of Accounting Change	—	—	—	—	274	U

Net Income	$158	$288	(45)	$323	$717	(55)

Basic Earnings Per Share
Income from Continuing Operations	$0.61	$1.08	(44)	$1.25	$1.67	(25)
Income from Discontinued Operations	—	0.05	U	—	0.08	U
Cumulative Effect of Accounting Change	—	—	—	—	1.08	U

Net Income	$0.61	$1.13	(46)	$1.25	$2.83	(56)

Diluted Earnings Per Share
Income from Continuing Operations	$0.60	$1.05	(43)	$1.23	$1.63	(25)
Income from Discontinued Operations	—	0.05	U	—	0.07	U
Cumulative Effect of Accounting Change	—	—	—	—	1.01	U

Net Income	$0.60	$1.10	(45)	$1.23	$2.71	(55)

July 22, 2004

UNION PACIFIC RAILROAD

REVENUE DETAIL

Periods Ended June 30

(Unaudited)

	Second Quarter			Year-to-Date
	2004	2003	Pct Chg	2004	2003	Pct Chg
Commodity Revenue (000):
Agricultural	$398,501	$373,757	7	$809,760	$746,759	8
Automotive	326,095	320,066	2	622,896	622,199	—
Chemicals	428,822	393,211	9	838,903	787,450	7
Energy	596,694	601,490	(1)	1,183,158	1,162,885	2
Industrial Products	606,584	560,870	8	1,169,318	1,070,429	9
Intermodal	543,966	514,536	6	1,054,031	981,129	7

Total	$2,900,662	$2,763,930	5	$5,678,066	$5,370,851	6

Revenue Carloads:
Agricultural	215,003	205,633	5	445,415	419,822	6
Automotive	216,983	214,232	1	420,193	420,894	—
Chemicals	238,309	225,618	6	462,046	445,071	4
Energy	539,508	536,900	—	1,080,651	1,057,929	2
Industrial Products	387,398	382,634	1	752,126	722,713	4
Intermodal	770,328	752,504	2	1,495,179	1,445,013	3

Total	2,367,529	2,317,521	2	4,655,610	4,511,442	3

Average Revenue per Car:
Agricultural	$1,853	$1,818	2	$1,818	$1,779	2
Automotive	1,503	1,494	1	1,482	1,478	—
Chemicals	1,799	1,743	3	1,816	1,769	3
Energy	1,106	1,120	(1)	1,095	1,099	—
Industrial Products	1,566	1,466	7	1,555	1,481	5
Intermodal	706	684	3	705	679	4

Total	$1,225	$1,193	3	$1,220	$1,190	3

July 22, 2004

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

As of June 30, 2004 and December 31, 2003

(Dollars in Millions)

(Unaudited)

	June 30, 2004	December 31, 2003
Assets:
Cash and Temporary Investments	$657	$527
Other Current Assets	1,755	1,562
Investments	749	726
Properties - Net	30,624	30,283
Other Assets	385	362

Total	$34,170	$33,460

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$171	$167
Other Current Liabilities	2,373	2,289
Long Term Debt	8,016	7,822
Deferred Income Taxes	9,344	9,102
Other Long Term Liabilities	1,702	1,726
Common Shareholders’ Equity	12,564	12,354

Total	$34,170	$33,460

July 22, 2004

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Six Months Ended June 30

(Dollars in Millions)

(Unaudited)

	2004	2003
Operating Activities:
Net Income	$323	$717
Income from Discontinued Operations	—	(20)
Cumulative Effect of Accounting Change	—	(274)
Depreciation	551	528
Deferred Income Taxes	248	198
Other	(169)	(92)

Cash Provided by Operating Activities	953	1,057

Investing Activities:
Capital Investments	(857)	(863)
Other	(57)	139

Cash Used in Investing Activities	(914)	(724)

Financing Activities:
Dividends Paid	(155)	(117)
Debt Repaid	(394)	(857)
Financings and Other - Net	640	769

Cash Provided by (Used in) Financing Activities	91	(205)

Net Change in Cash and Temporary Investments	$130	$128

Non-cash Capital Lease Financings	$—	$188

July 22, 2004

9

UNION PACIFIC CORPORATION

OPERATING AND FINANCIAL STATISTICS

Periods Ended June 30

(Unaudited)

	Second Quarter				Year-to-Date
	2004	2003	Pct Chg		2004	2003	Pct Chg
Operating Statistics:
Revenue Carloads (Thousands)	2,368	2,318	2		4,656	4,511	3
Revenue Ton-Miles (Billions)	136.1	132.3	3		270.7	258.7	5
Gross Ton-Miles (GTMs) (Billions)	260.6	253.8	3		512.5	495.1	4
Operating Margin	11.9%	20.1%	(8.2	)pt	11.4%	16.9%	(5.5	)pt
Operating Ratio	88.1%	79.9%	8.2	pt	88.6%	83.1%	5.5	pt
Average Employees	48,383	46,859	3		47,610	46,565	2
GTMs (Millions) per Average Employee	5.39	5.42	(1)		10.76	10.63	1
Average Fuel Price Per Gallon	$1.16	$0.88	32		$1.09	$0.94	16
Fuel Consumed in Gallons (Millions)	346	332	4		694	651	7
Fuel Consumption Rate (Gal per 000 GTM)	1.33	1.31	2		1.35	1.31	3

Safety:
FRA Reportable Injuries (per 200,000 Person Hours)	1.59	1.81	(12)		1.75	1.74	1
FRA Reportable Incidents or Derailments (per Million Train Miles)	3.96	4.22	(6)		3.84	4.28	(10)

Financial:
Average Basic Shares Outstanding (Millions)	258.9	253.9	2		258.8	253.6	2
Average Diluted Shares Outstanding (Millions) (a)	261.6	271.7	(4)		262.1	271.2	(3)
Effective Tax Rate	33.3%	37.2%	(3.9	)pt	27.3%	36.8%	(9.5	)pt
Debt to Capital (b)					39.5%	39.3%	0.	2pt
Lease Adjusted Debt to Capital (c)					44.7%	44.8%	(0.1	)pt
Free Cash Flow (After Dividends) (Millions) (d)					$(116)	$28	U

(a)	Included in both the second quarter and year-to-date 2003 were 14.5 million weighted average shares related to the Convertible Preferred Securities, which were redeemed in 2003.
(b)	Debt to capital is computed as follows: total debt divided by total debt plus equity. 2003 percentages are as of December 31, 2003.
(c)	Lease adjusted debt to capital is computed as follows: total debt plus net present value of operating leases divided by total debt plus equity plus net present value of operating leases. 2003 percentages are as of December 31, 2003.
(d)	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings. The following table reconciles cash provided by operating activities (GAAP measure) to free cash flow:

	Year-to-Date
	2004	2003
Cash Provided by Operating Activities	$953	$1,057
Cash Used in Investing Activities	(914)	(724)
Dividends Paid	(155)	(117)
Non-Cash Financings	0	(188)

Free Cash Flow	$(116)	$28

July 22, 2004